================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   IHOP CORP
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                  IHOP CORP.
                           525 NORTH BRAND BOULEVARD
                          GLENDALE, CALIFORNIA 91203

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 13, 1997

                               ----------------
To the Shareholders of IHOP Corp.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of IHOP Corp., a Delaware corporation (the "Company"), will be held at the Red Lion Hotel, 100 West Glenoaks Boulevard, Glendale, California, on Tuesday, May 13, 1997, at 10:00 a.m., local time, for the following purposes:

    (1) To elect three Class III directors, each to serve for a term of three years and until his or her successor is duly elected and qualified.

    (2) To approve and ratify the appointment of Coopers & Lybrand L.L.P., as the Company's independent public accountants for the year-ending December 31, 1997.

    (3) Shareholder proposal requesting that the Board of Directors adopt a policy making all company-operated IHOP restaurants smoke-free by January 1, 1998, and that the policy include stipulations that, beginning in 1998, all new franchisees' facilities be smoke-free and all renewals of franchise agreements require that the affected restaurants be smoke-free.

    (4) To transact such other business as may properly come before the Meeting or any adjournment thereof.

  Only shareholders of record at the close of business on March 27, 1997, the record date for the Meeting, are entitled to notice of and to vote at the Meeting and any adjournment thereof. A list of such shareholders will be available for examination at the principal executive offices of the Company located at 525 North Brand Boulevard, Glendale, California 91203, at least ten days prior to the Meeting.

  TO ASSURE THAT YOUR INTERESTS WILL BE REPRESENTED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND PROMPTLY RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                           By Order of the Board of Directors,

                                                   Mark D. Weisberger
                                                        Secretary

April 9, 1997
Glendale, California

                                  IHOP CORP.
                           525 NORTH BRAND BOULEVARD
                          GLENDALE, CALIFORNIA 91203

                               ----------------

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON TUESDAY, MAY 13, 1997

                               ----------------

                            SOLICITATION OF PROXIES

  IHOP Corp. ("IHOP" or the "Company") is furnishing this Proxy Statement ("Proxy") to the shareholders of the Company to solicit their proxies for use at the Annual Meeting of Shareholders (the "Meeting") to take place on Tuesday, May 13, 1997, at 10:00 a.m. at the Red Lion Hotel, 100 West Glenoaks Boulevard, Glendale, California, and at any adjournment thereof. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company personally or by telephone. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses, in connection with such solicitation. IHOP will bear all of the costs of preparing, printing, assembling and mailing this Proxy Statement and the proxy card and all of the costs of the solicitation of the proxies. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.

  Only shareholders of record at the close of business on March 27, 1997 (the "Record Date"), will be entitled to receive notice of, and to vote at, the Meeting. As of the Record Date, there were outstanding 9,520,377 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company. Each such shareholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy. Presence in person or by proxy of holders of 4,760,189 shares of Common Stock will constitute a quorum at the Meeting. Assuming a quorum is present, directors shall be elected by a plurality of the votes cast in the election of directors. Other matters submitted for shareholder approval shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote at the Meeting. Abstentions and broker non-votes (except on matters for which brokers lack discretionary authority to vote) will be counted and will have the same effect as "no" votes.

  The enclosed Proxy, if executed and returned, will be voted as directed on the Proxy or, in the absence of such direction, for the election of the nominees as directors, for the approval and ratification of the appointment of Coopers & Lybrand L.L.P., as the Company's independent public accountants and against the proposal to adopt a policy making all Company-operated IHOP restaurants smoke-free by January 1, 1998 and that the policy include stipulations that, beginning in 1998, all new franchisee's facilities be smoke-free and all renewals of franchise agreements require that the affected restaurants be smoke-free. If any other matters shall properly come before the Meeting, the persons authorized to vote the Proxies solicited hereunder will vote on these matters at their discretion. The Proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company, at or before the Meeting, a written revocation bearing a date later than the date of the Proxy; by duly executing a Proxy with a later date relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or by attending and voting at the Meeting.

  The approximate date on which this Proxy Statement and form of Proxy are first being sent to shareholders is April 9 1997.

                             ELECTION OF DIRECTORS

  The Board of Directors of the Company is divided into three classes of three directors each. Class III directors currently serve until the Meeting of Shareholders in 1997, Class I directors until the Annual Meeting of Shareholders in 1998 and Class II directors until the Annual Meeting of Shareholders in 1999 (in each case until their respective successors are duly elected and qualified). At the 1997 Annual Meeting of Shareholders, three Class III directors will be elected for three-year terms. Shares of Common Stock represented by the enclosed Proxy, if returned duly executed and unless instructions to the contrary are indicated thereon, will be voted for the nominees listed below.

  The Board of Directors has designated the three nominees listed below for election as Class III directors of the Company for terms expiring in 2000. The enclosed Proxy will be voted as specified thereon, or if no instructions are given, for the Board's nominees; however, the persons designated to vote Proxies reserve full discretion to vote the Common Stock represented by the Proxies for the election of the remaining nominees and any substitute nominee or nominees designated by the Board of Directors in the event the nominee who would otherwise receive the votes is unavailable or unable to serve as a candidate for election as a director. The Board of Directors has no reason to believe that any of the nominees will be unavailable or unable to serve if elected.

                        INFORMATION CONCERNING NOMINEES
                     AND MEMBERS OF THE BOARD OF DIRECTORS

  The following sets forth the nominees for election to the Board of Directors, the directors of the Company whose terms in office will continue after the Meeting of Shareholders, and certain information with respect to each nominee and continuing director. Unless otherwise indicated, each person has held his or her principal occupation for more than five years. For information regarding the ownership of shares of Common Stock by IHOP's directors and executive officers and each nominee for election as a director of the Company, see "Security Ownership of Certain Beneficial Owners and Management."

NOMINEES--TERMS TO EXPIRE 2000 (CLASS III)

  H. Frederick Christie, age 63; Director since 1992; Independent Consultant since January 1990. President and Chief Executive Officer of The Mission Group from September 1987 to January 1990. President of Southern California Edison Company from November 1984 to September 1987. Director of Great Western Financial Corporation and Great Western Bank since 1984, Ducommun, Incorporated since 1985, AECOM Technology Corporation since 1990, Ultramar Diamond Shamrock Corporation since 1992 and Southwest Water Co. since 1995. Director or trustee of 18 mutual funds(1) under the Capital Research and Management Company since 1972.

  Richard K. Herzer, age 65; Chairman of the Board of Directors, President and Chief Executive Officer; Director since 1979; Chairman of the Board and Chief Executive Officer of the Company since 1983. President since 1979.

  Patrick W. Rose, age 54; Director since 1992; Private Investor since August 1988. Chairman of the Board, President and Chief Executive Officer of Van Camp Seafoods, Inc., since March 1995. Vice Chairman of the Board, President and Chief Executive Officer of Van Camp Seafoods, Inc., from October 1992 to March 1995. Chairman of the Board, President and Chief Executive Officer of Bumble Bee Seafoods, Inc., from July 1985 to August 1988. Director of Riviana Foods since 1995.
--------
(1) American Mutual Fund, Inc., American Fund Income Series, American Funds Tax-Exempt Series 11, American High-Income Trust, American High-Income Municipal Bond Fund, American Variable Insurance Series, The Bond Fund of America, Capital Income Builder, Inc., Capital World Bond Fund, Inc., Capital World Growth and Income Fund, Inc., Cash Management Trust of America, Intermediate Bond Fund of America, Limited Term Tax-Exempt Bond Fund of America, The New Economy Fund, SMALL CAP World Fund, Inc., The Tax-Exempt Bond Fund of America, Inc., The Tax Exempt Money Fund of America, The U.S. Treasury Money Fund of America

CONTINUING DIRECTORS--TERMS TO EXPIRE 1998 (CLASS I)

  Frank Edelstein, age 71; Director since 1987; Independent Consultant since September 1992. Vice President of Kelso & Company, Inc., April 1989 to September 1992. Vice President of Kelso & Company, L.P. from September 1986 to March 1989. Director of Ceradyne, Inc., and Americold, Inc., since 1987 and Arkansas Best Corp. since 1988.

  Neven C. Hulsey, age 62; Director since 1987; Chairman of Earle M. Jorgensen Company since February, 1997, President and Chief Executive Officer of Earle
M. Jorgensen Company from March 1990 to February, 1997. Chairman of the Board, President and Chief Executive Officer of Kilsby-Roberts Company from June 1982 to March 1990. Director of Webco Industries, Inc., since April, 1995.

  Caroline W. Nahas, age 48; Director since 1992; Managing Vice President of Korn/Ferry International, Los Angeles, California since May 1988. Member of the Executive Committee of Korn/Ferry International since December 1995. Director of Korn/Ferry International from May 1992 until April 1995.

CONTINUING DIRECTORS--TERMS TO EXPIRE 1999 (CLASS II)

  Michael S. Gordon, age 61; Director since 1987; Chairman of The Gordon + Morris Group, Inc., from April 1992 to present. Managing Director of Kelso & Company, Inc., April 1989 to March 1992. General Partner of Kelso & Company, L.P. from 1981 to March 1989.

  Larry Alan Kay, age 50; Director since 1987; Publisher, Fi: The Magazine of Music & Sound and President and Chief Executive Officer of Fi, L.L.C. since October 1995. Consultant and private investor since January 1994. Executive Vice President-Administration, Secretary and General Counsel of the Company from September 1987 to December 1993. Senior Vice President, Secretary and General Counsel of the Company from November 1984 to September 1987.

  Dennis M. Leifheit, age 46; Executive Vice President, Operations, Chief Operating Officer and Director since December 1995. Division Vice President of Pizza Hut, Inc., from October 1993 to December 1995. Vice President Operations Development of Pizza Hut, Inc., from January 1990 to October 1993.

  The Company's Board of Directors held four meetings during the last full fiscal year. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and of all committees thereof on which he or she served.

  The Board of Directors has two committees, an Audit Committee and a Compensation Committee. The present members of the Audit Committee are H. Frederick Christie, Michael S. Gordon (Chairman) and Larry Alan Kay. The function of the Audit Committee is to review the services performed and to be performed by the Company's independent public accountants and the cost of such services, to make recommendations regarding the engagement of such independent public accountants after consultation with management and to review the quarterly and year-end financial statements of the Company. During fiscal 1996, the Audit Committee communicated as it deemed necessary with the Company's accounting personnel and independent public accountants, and held one formal meeting.

  The members of the Compensation Committee are Frank Edelstein (Chairman), Neven C. Hulsey, Caroline W. Nahas and Patrick W. Rose. Responsibilities of the Compensation Committee include approval of remuneration arrangements for executive officers of the Company, review of compensation plans relating to executive officers and directors, including grants of stock options and other benefits under the Company's compensation plans, and general review of the Company's employee compensation policies. The Compensation Committee also acts as Administrator of the IHOP Corp. 1991 Stock Incentive Plan and the IHOP Corp. 1994 Stock Option Plan for Non-Employee Directors. During fiscal 1996, the Compensation Committee communicated as it deemed necessary with management of the Company, and held one formal meeting.

COMPENSATION OF DIRECTORS

  Non-employee directors are compensated for their services at the rate of $20,000 per year, plus $1,000 per meeting of the Board of Directors or committee thereof attended (with no additional payment when more than one meeting is attended on the same day) and reimbursement of actual expenses incurred. On February 23, 1994, each of the non-employee directors was granted a stock option to purchase 7,500 shares of the Company's Common Stock pursuant to the IHOP Corp. 1994 Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan"). The exercise price of the February 23, 1994, options is $27.75 per share. On May 17, 1996, each non-employee director received an option to purchase 2,500 shares of the Company's Common Stock pursuant to the Non-Employee Directors Plan. The exercise price of the May 17, 1996 options is $28.375. Employee directors receive no additional compensation for serving as directors.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information as of February 28, 1997, unless otherwise indicated, as to all persons who, to the knowledge of the Company, were the beneficial owners of more than 5% of the outstanding shares of Common Stock, as to all directors and nominees for the Board of Directors, as to certain executive officers and as to all directors and executive officers of the Company as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated. The information with respect to each person is as supplied or confirmed by such person. The Company has no class of equity securities outstanding other than the Common Stock.

                                                                         PERCENT
                                                                SHARES     OF
                                                               OWNED(1)   CLASS
                                                               --------- -------
     Richard K. Herzer(2)(3).................................    740,283   7.63%
     Chairman of the Board, President
     and Chief Executive Officer
     525 North Brand Boulevard
     Glendale, CA 91203
     H. Frederick Christie(2)................................     11,333      *
     Director
     Frank Edelstein(2)......................................      9,333      *
     Director
     Michael S. Gordon(2)....................................     18,333      *
     Director
     Neven C. Hulsey(2)......................................     13,333      *
     Director
     Larry Alan Kay(2).......................................     25,977      *
     Director
     Dennis M. Leifheit(2)...................................     29,697      *
     Director, Executive Vice President,
     Operations, and Chief Operating Officer
     Caroline W. Nahas(2)....................................      8,833      *
     Director
     Patrick W. Rose(2)......................................      8,333      *
     Director
     Frederick G. Silny(2)(3)................................     78,153      *
     Vice President--Finance, Treasurer
     and Chief Financial Officer
     Anna G. Ulvan(2)(3).....................................     45,120      *
     Vice President--Franchise
     Mark D. Weisberger(2)(3)................................     30,427      *
     Vice President--Legal, Secretary & General Counsel

     All executive officers and directors as a group (16 per-
      sons)(2)(3)............................................  1,131,970  11.40%

                                                                         PERCENT
                                                                SHARES     OF
                                                               OWNED(1)   CLASS
                                                               --------- -------
     International House of Pancakes..........................   422,023   4.43%
     Employee Stock Ownership Plan(4)
     525 North Brand Boulevard
     Glendale, CA 91203
     Massachusetts Financial Services Company and.............   607,000   6.38%
     MFS Series Trust II--MFS Emerging Growth Fund
     500 Boylston Street
     Boston, MA 02116
     Southeast Asset Management, Inc., Longleaf Partners...... 1,476,000  15.50%
     Realty Fund, Partners Small-Cap Fund,
     Longleaf Partners Funds Trust, and
     Mr. O. Mason Hawkins,
     Chairman of the Board and Chief Executive Officer of
     Southeast Asset Management, Inc.(5)
     6075 Poplar Avenue, Suite 900
     Memphis, TN 38119
     Strong Capital Management Inc.(6)........................   917,175   9.63%
     100 Heritage Reserve
     Menomonee Falls, WI 53051

  --------
   * Represents less than 1% of the outstanding Common Stock.
  (1) Subject to applicable community property laws and similar statutes.
  (2) Share amounts for each of the directors, named executive officers and for all directors and executive officers as a group include shares subject to options that are exercisable within 60 days, as follows:

      NAME                                                            NO. SHARES
      ----                                                            ----------
      Richard K. Herzer..............................................  183,333
      H. Frederick Christie..........................................    8,333
      Frank Edelstein................................................    8,333
      Michael S. Gordon..............................................    8,333
      Neven C. Hulsey................................................    8,333
      Larry Alan Kay.................................................    8,333
      Dennis M. Leifheit.............................................   16,667
      Caroline W. Nahas..............................................    8,333
      Patrick W. Rose................................................    8,333
      Frederick G. Silny.............................................   66,233
      Anna G. Ulvan..................................................   25,001
      Mark D. Weisberger.............................................   28,333
      All Directors and Executive Officers as a Group (16 persons)...  460,230

  (3) Each of the named executive officers participate in the International House of Pancakes Employee Stock Ownership Plan (the "ESOP"). Mr. Herzer, Mr. Weisberger and Ms. Shively possess shared investment power over these shares by virtue of their membership on the Administrative Committee of the ESOP. The share amounts for the named executive officers and All Directors and Executive Officers as a Group include shares held for the accounts of executive officers, as follows:

         NAME                                                        NO. SHARES
         ----                                                        ----------
         Richard K. Herzer..........................................   17,550
         Dennis M. Leifheit.........................................        0
         Frederick G. Silny.........................................    4,870
         Anna G. Ulvan..............................................   10,119
         Mark D. Weisberger.........................................    1,094
         All Directors and Executive Officers as a Group (16
          persons)..................................................   43,016

  (4) Participants in the ESOP are entitled to direct the trustee for the ESOP (the "Trustee") as to the voting of shares allocated to their accounts. Unallocated shares and shares allocated to the accounts of participants who do not direct the Trustee are voted by the Trustee in the same proportion as are shares for which direction has been given to the Trustee. Investment power with respect to these shares is held by the Administrative Committee of the ESOP which is appointed by the Company's Board of Directors and is currently composed of Richard K. Herzer, Mark D. Weisberger and Naomi K. Shively.
  (5) In Amendment No. 1 to Schedule 13G, dated January 31, 1997, jointly filed by Southeastern Asset Management, Inc., Longleaf Partners Realty Fund, Longleaf Partners Small-Cap Fund, and Mr. O. Mason Hawkins, Southeastern Asset Management, Inc., reports that as of December 31, 1996, it possessed sole power to vote or to direct the vote with respect to 251,400 of these shares, shared power to vote or to direct the vote with respect to 1,150,300 of these shares, sole power to dispose or to direct the disposition of 326,400 of these shares and shared power to dispose or to direct the disposition of 1,150,300 of these shares. Longleaf Partners Realty Fund reports that it possesses shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of 672,300 of these shares. Longleaf Partners Small-Cap Fund reports that it possesses shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of 478,000 of these shares. Mr. Hawkins reports that he possesses neither sole nor shared power to vote or to direct the vote and neither sole nor shared power to dispose or to direct the disposition of any of these shares.
  (6) In Amendment No. 8 to Schedule 13G, dated February 13, 1996, jointly filed by Strong Capital Management, Inc., and Richard S. Strong, Chairman of the Board and the principal shareholder of Strong Capital Management, Inc., such persons report that as of December 31, 1996, they possessed sole power to vote or to direct the vote with respect to 778,900 of these shares, shared power to vote with respect to none of these shares, and sole power to dispose or to direct the disposition of all of these shares.

                       EXECUTIVE OFFICERS OF THE COMPANY

  The following table sets forth certain information with respect to each person who is an executive officer of the Company:

                                              POSITIONS AND OFFICES
 EXECUTIVE OFFICER            AGE                WITH THE COMPANY
 -----------------            ---             ---------------------
 Richard K. Herzer             65 Chairman of the Board of Directors, President
                                  and Chief Executive Officer
 Dennis M. Leifheit            46 Director, Executive Vice President,
                                  Operations, and Chief Operating Officer
 Richard C. Celio              46 Vice President--Development
 Susan E. Henderson-Hernandez  49 Vice President--Marketing
 Naomi K. Shively              47 Vice President--Human Resources
 Frederick G. Silny            46 Vice President--Finance, Treasurer and Chief
                                  Financial Officer
 Anna G. Ulvan                 49 Vice President--Franchise
 Mark D. Weisberger            41 Vice President--Legal, Secretary and General
                                  Counsel

  Executive officers of the Company are appointed by the Board of Directors and serve at the Board's discretion.

  Mr. Herzer was elected Chairman of the Board and Chief Executive Officer in May 1983. Mr. Herzer was appointed President of the Company in June 1979.

  Mr. Leifheit was named Executive Vice President, Operations and Chief Operating Officer and elected to the Board of Directors effective December 1995. He served as Division Vice President of Pizza Hut, Inc., from October 1993 to December 1995 and Vice President Operations Development of Pizza Hut, Inc., from January 1990 to October 1993.

  Mr. Celio was elected Vice President--Development in March 1997. He served as Senior Vice President, Development of CKE Restaurants, Inc., from June 1994 to March 1997, and as Vice President and General Counsel of Carl Karcher Enterprises, Inc. from January 1989 to June 1994.

  Ms. Henderson-Hernandez became Vice President--Marketing in November, 1996. Prior thereto, she served as the Company's Director Brand Strategy form November 1993 to November 1996. She was Vice President, Marketing of Frank's Nursery and Crafts from January 1993 to September 1993 and Vice President, Marketing, of Perkins Restaurants from February 1991 until September 1992.

  Ms. Shively became Vice President--Human Resources in March 1994. Prior thereto, she was employed by Circuit City Stores, Inc. as Division Vice President, Human Resources, of the Western Division, from December 1987 to March 1994.

  Mr. Silny became Vice President--Finance, Treasurer and Chief Financial Officer in July 1989. Prior thereto, he was employed by Carnation Company as Assistant General Manager and Division Manager of its Dairies Division from September 1986 to July 1989, and as Director of Finance of its Dairies Division from November 1985 to August 1986 and as Assistant Treasurer in its Corporate Finance Department from July 1984 to October 1985.

  Ms. Ulvan became Vice President--Franchise in February 1990. From May 1987 to February 1990, she was Vice President-Franchise Sales. Prior thereto, she had been Director of Franchise Development for International House of Pancakes, Inc., since October 1980.

  Mr. Weisberger became Vice President--Legal, Secretary and General Counsel in January 1994. Prior thereto, he was employed by Sizzler International, Inc. as General Counsel and Secretary from April 1989 to January 1994, and as Assistant General Counsel from April 1988 to April 1989, and as Corporate Counsel from April 1987 to April 1988.

EMPLOYMENT AGREEMENTS

  In 1996, the Company and each of its Executive Officers entered into new employment agreements (except Mr. Leifheit who entered into the new form of agreement in 1995 and Mr. Celio who entered into an employment agreement with the Company in 1997). The agreements provide for a base salary and participation in a bonus program, car allowances or a company car, certain other perquisites, and benefit programs available to other employees. In addition, the Board of Directors may, at its discretion, increase any officer's base salary during the term of such officer's employment agreement. In some cases, the employment agreements call for an initial term of two years and in others the initial term was set at one-year. Each of the agreements provides for automatic successive one-year extensions unless the Company or the officer gives notice to the contrary more than 90 days prior to the expiration of the agreement. In the event of a change in control of the Company, the employment period of each officer will automatically be extended, for three years with respect to Mr. Herzer and for two years with respect to the other officers, from the date of such change in control. For purposes of the employment agreements, a "change in control" shall be deemed to have occurred if (i) any person acquires 25% or more of the combined voting power of the Company's then outstanding securities; (ii) in any two consecutive years individuals who at the beginning of the period constitute the board, plus any directors approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the stockholders approve certain merger or consolidation transactions; or (iv) the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

  Each officer is entitled to receive compensation through the date of termination if such officer's employment is terminated (i) by the Company for cause or disability or (ii) by the officer for any reason, other than in a voluntary termination or for good reason following a change in control of the Company. For purposes of the employment agreements, "cause" means willful failure to substantially perform one's duties, willful misconduct or the commission of acts of dishonesty, fraud, misrepresentation or moral turpitude as would prevent the effective performance of the employee's duties. Disability is defined to mean the employee's absence from the full time performance of his or her duties for 90 consecutive days or 180 days within any 12 month period as a result of incapacity due to physical or mental illness. "Good reason" includes, generally, a material breach of the agreement, an adverse change in the officer's duties or responsibilities from those in effect prior to such change in control, a reduction of the officer's salary or benefits, or relocation of the officer outside of Southern California and a "voluntary termination" may occur upon an uncorrected material breach of the agreement by the Company or, in the case of Mr. Herzer, if such officer is removed from the Board of Directors without his consent.

  If an officer's employment is terminated (i) by the Company other than for cause or disability, (ii) by the officer in a voluntary termination or for good reason or (iii) by reason of the officer's death, then the officer (or, in the event of such officer's death, his designated payee) will be entitled to receive (i) a lump sum payment of the salary and bonus payments that would have been payable to such officer through (a) in the case of death or a voluntary termination, the term of the agreement and (b) in any other instance, a period of 12 months and (ii) continuing insurance benefits for the same period at no cost to the officer (or designated payee), subject to reduction under certain circumstances. Payments and benefits under each employment agreement will be reduced to the extent they are not deductible under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

                            EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

  The following Summary Compensation Table sets forth information concerning compensation earned in the years ended December 31, 1996, 1995 and 1994, by the Company's Chief Executive Officer and its remaining four most highly compensated executive officers serving at the end of the 1996 fiscal year (the "Named Executives").

                          SUMMARY COMPENSATION TABLE

                                                                   LONG TERM COMPENSATION
                                                                -----------------------------
                                                                  AWARDS              PAYOUTS
                                                                ----------            -------
                                     ANNUAL COMPENSATION
                               --------------------------------
                                                                           SECURITIES
                                                                RESTRICTED UNDERLYING
                                                                  STOCK     OPTIONS/
NAME AND PRINCIPAL                               OTHER ANNUAL    AWARD(S)     SARS     LTIP      ALL OTHER
POSITION                  YEAR  SALARY   BONUS  COMPENSATION(1)  (NUMBER)   (NUMBER)  PAYOUTS COMPENSATION(2)
------------------        ---- -------- ------- --------------- ---------- ---------- ------- ---------------
Richard K. Herzer         1996 $473,250 $50,000    $ 14,395          --      20,000     --       $ 26,483
Chairman of the Board,    1995  450,000     --       13,714          --      40,000     --         22,244
President and Chief       1994  400,000 140,000      16,357          --      50,000     --         19,635
Executive Officer
Dennis M. Leifheit        1996  250,000  25,000     145,631          --         --      --        110,893
Executive Vice            1995   98,872     --          --        13,030     50,000     --            --
President, Operations     1994      --      --          --           --         --                    --
Chief Operating Officer
Director
Frederick G. Silny        1996  209,250  10,000      16,238          --       5,000     --        437,674
Vice President--Finance,  1995  195,000     --       16,464          --      10,000     --         16,025
Treasurer and Chief       1994  175,000  35,500      21,774          --      15,000     --         14,333
Financial Officer
Anna G. Ulvan             1996  174,750  15,000      14,833          --       5,000     --         13,985
Vice President--          1995  165,000     --       13,598          --      10,000     --         15,825
Franchise                 1994  150,000  31,700      11,484          --         --      --         14,715
Mark D. Weisberger        1996  174,500  10,000      13,460          --       5,000     --         13,532
Vice President--Legal     1995  165,000     --       12,627          --      10,000     --         15,397
Secretary and General     1994  138,077  35,800      12,200          --      20,000     --            286
Counsel

--------
(1) The amounts for Mr. Herzer include the value of personal use of a Company automobile and the amounts for the Named Executives other than Mr. Herzer include automobile allowances, reimbursement of automobile related expenses and tax-planning services provided at Company expense. The 1996 amount for Mr. Leifheit also includes $131,173 related to relocation.
(2) Amounts include the value of estimated shares contributed to the ESOP on behalf of the Named Executives as well as the value of forfeitures allocated to their accounts from employees who withdrew from the ESOP prior to vesting as follows for the year 1996: Mr. Herzer, $12,947; Mr. Leifheit, $0; Mr. Silny, $12,923; Ms. Ulvan, $12,923 and Mr. Weisberger, $12,923. It also includes the value of premiums for life insurance as follows for the year 1996: Mr. Herzer, $13,536; Mr. Leifheit, $1,276; Mr. Silny, $1301; Ms. Ulvan, $1062 and Mr. Weisberger, $609. The 1996 amount for Mr. Leifheit also includes $109,617 which represents the value of shares of restricted stock released in 1996. The 1996 amount for Mr. Silny also includes $423,450 from the exercise of stock options.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

  The following table provides information with respect to the Named Executives concerning the grants of stock options during the year ended December 31, 1996.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                            POTENTIAL REALIZABLE
                                                                              VALUE AT ASSUMED
                                                                            ANNUAL RATES OF STOCK
                                                                             PRICE APPRECIATION
                                 INDIVIDUAL GRANTS                             FOR OPTION TERM
                         ----------------------------------                 ---------------------
                                       PERCENT OF
                          NUMBER OF      TOTAL
                          SECURITIES  OPTIONS/SARS EXERCISE
                          UNDERLYING   GRANTED TO  OR BASE
                         OPTIONS/SARS EMPLOYEES IN  PRICE
      NAME               GRANTED (#)  FISCAL YEAR   ($/SH)  EXPIRATION DATE   5% ($)    10% ($)
      ----               ------------ ------------ -------- --------------- ---------- ----------
Richard K. Herzer.......    20,000        15.3%     $27.00      2/27/06     $  339,603 $  860,621
Dennis M. Leifheit......       --          --          --           --             --         --
Frederick G. Silny......     5,000        3.83%     $27.00      2/27/06     $   84,901 $  215,155
Anna G. Ulvan...........     5,000        3.83%     $27.00      2/27/06     $   84,901 $  215,155
Mark D. Weisberger......     5,000        3.83%     $27.00      2/27/06     $   84,901 $  215,155

  The following table provides information with respect to the Named Executives concerning: (a) the exercise of stock options during the year ended December 31, 1996, and (b) unexercised stock options held at December 31, 1996. There were no Stock Appreciation Rights outstanding at December 31, 1996. No stock options have been repriced, amended or replaced.

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                        NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED                 IN-THE-MONEY
                                                           OPTIONS/SARS AT                   OPTIONS/SARS AT
                                                           FISCAL YEAR-END                  FISCAL YEAR-END(1)
                                                  --------------------------------- ---------------------------------
                         SHARES ACQUIRED  VALUE
      NAME               ON EXERCISE (#) REALIZED EXERCISABLE (#) UNEXERCISABLE (#) EXERCISABLE ($) UNEXERCISABLE ($)
      ----               --------------- -------- --------------- ----------------- --------------- -----------------
Richard K. Herzer.......        --            --      183,333          26,667         $1,156,250           --
Dennis M. Leifheit......        --            --          --              --                 --            --
Frederick G. Silny......     20,000      $423,450      66,233           6,666            588,132           --
Anna G. Ulvan...........        --            --       25,001           6,667             49,602           --
Mark D. Weisberger......        --            --       28,333           6,667                --            --

--------
(1) Represents the difference between the $23.625 closing price of the Company's stock at December 31, 1996 and the exercise price of the option, multiplied by the number of shares subject to option.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  The members of the Compensation Committee of the Board of Directors are Frank Edelstein (Chairman), Neven C. Hulsey, Caroline W. Nahas and Patrick W. Rose. Ms. Nahas is a Director of the Company and Managing Vice President of Korn/Ferry International ("Korn/Ferry"). In 1996 Korn/Ferry was retained by the Company to provide executive search services for the Company. In this regard, the Company paid Korn/Ferry $45,281 for its services. The Company believes that these services were supplied on terms no less favorable to the Company than could otherwise have been obtained from unaffiliated third parties.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

  The Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The Compensation Committee. Executive compensation decisions are made by the four-member Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee director. The Compensation Committee administers the executive incentive plan, reviews compensation plans, programs and policies, monitors the performance and compensation of executive officers and other key employees and makes appropriate recommendations and reports to the Board of Directors. All executive compensation decisions made by the Compensation Committee are reviewed by the entire Board of Directors, except for decisions regarding awards under the IHOP Corp. 1991 Stock Incentive Plan, which are made solely by the Compensation Committee.

  Compensation Policies. The Company maintains a compensation program designed to attract and retain highly qualified executives and to motivate management. The Company's compensation philosophy, as reflected in its compensation and benefit arrangements, is that an executive's "at risk" compensation should be tied directly to his or her contribution to the Company's success in achieving performance objectives and that compensation incentives should align executive officers' and shareholders' interests.

  The Company's executive compensation program consists of three main components: (1) base salary, (2) bonus, and (3) long-term incentives in the form of stock options or other stock based awards. The bonus and long-term incentives constitute the "at risk" portion of the compensation program. The Named Executives' compensation for 1996 reflected the Compensation Committee's commitment to coordinating pay with Company and individual performance. In establishing specific compensation levels for Named Executives in 1996, the Compensation Committee considered information provided by compensation consultants, surveys of compensation programs offered by comparable companies, statistical information generated by the Company's Human Resources department and evaluations of the individual performances of the Named Executives. In general, the Named Executives' total compensation, including at risk compensation, was structured to fall in the middle of the range as indicated by the survey of comparable companies.

  At the present time none of the compensation payable to the Named Executives is subject to limitation under Section 162M of the Internal Revenue Code (which limits the deductibility of compensation to $1 million per executive, per year).

  Salaries. The general policy of the Compensation Committee is to establish executive base salaries that are (i) competitive and consistent with those provided to others holding similar positions in the restaurant industry, and
(ii) consistent with each executive's actual and expected contributions to the Company's short-term and long-term success. The Board of Directors, acting on the Compensation Committee's recommendation, increased

Mr. Herzer's salary in 1996. The increase reflected the Compensation Committee's and the Board of Directors' assessment of his performance in light of the Company's performance in the prior fiscal year as compared to its annual budget as approved by the Board of Directors and, to a lesser extent, other factors including the performance of the Company's stock and consideration of competitive data in compensation surveys of comparable companies. Salary increases for the other senior executives effected during 1996 were based on similar considerations including individual performance, position tenure and competitive data in compensation surveys of comparable companies.

  Bonus Awards. Pursuant to the IHOP Corp. Executive Incentive Plan for the Fiscal Year 1996, neither Mr. Herzer nor any of the Named Executives earned cash bonuses for 1996. Under the Plan, the amount of any bonus is targeted as a percentage of salary. The percentage of the targeted bonus actually earned is determined according to a formula that compares IHOP's actual profit for any given fiscal year to the projected profit (before income taxes and contributions to the ESOP) in the Company's budget as approved by the Board of Directors at the beginning of the fiscal year. The Board of Directors' budget approval process considers short-term profits and the Company's long-term development, thereby giving greater weight to those activities that will result in recurring success and lesser weight to extraordinary and non-recurring items. The formula for determining Mr. Herzer's bonus under the Incentive Award Plan is based solely on the Company's profit level. The formula for determining the amount of bonuses to be paid to the Named Executives other than Mr. Herzer is based on the Company's profit level and, to a lesser extent, the achievement of specific goals, which were established at the beginning of the fiscal year. The Compensation Committee awarded discretionary bonuses as indicated in the table on page 10 to Mr. Herzer and the Named Executives in recognition of their individual efforts in 1996.

  Long-Term Incentive Program. The Named Executives participate in the Company's long-term incentive program. The program is intended to enable the Company to obtain and retain competent personnel who will contribute to the Company's success by their ability, ingenuity and industry and to provide incentives to the participating officers and other key employees that are linked directly to increases in stockholder value and should therefore inure to the benefit of the stockholders. Under the program, grants may be made of stock options or other long-term stock based incentives. In determining the amount or size of a grant of stock options or other long-term incentive award to Mr. Herzer and the other Named Executives, the Compensation Committee evaluates several factors including primarily the executive's actual and potential contributions to the Company's long-term success, the size of awards provided to others holding similar positions in the restaurant industry and, to a lesser extent, the amount of options or other long term incentives currently held by the executive for whom an option grant or other long term incentive award is being considered. To date, stock options have been granted to the Named Executives at the fair market value of the Company's stock on the date of grant as reflected in the Summary Compensation Table.

                    SUBMITTED BY THE COMPENSATION COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS

    Frank Edelstein   Neven C. Hulsey   Caroline W. Nahas   Patrick W. Rose
    Chairman

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In November 1994, the Company entered into a franchise agreement, sublease and equipment lease with Andrew Pettise, pursuant to which he obtained the right to operate an International House of Pancakes restaurant in Madera, California. Mr. Pettise then assigned his interest in the franchise to Hopstop, Inc. ("Hopstop"). All of the stock of Hopstop is owned by Mr. Pettise. Mr. Pettise's father, Stephen T. Pettise, ceased serving as the Company's Vice President--Marketing in November 1996. The franchise agreement required that Hopstop pay an initial franchise fee in the amount of $250,000, of which $50,000 was paid in cash and the remainder financed pursuant to a promissory note (the "Franchise Fee Note"). The Franchise Fee Note calls for interest at the rate of ten percent per annum. Under the franchise agreement, Hopstop is required to pay royalties equal to four and one-half percent of gross sales and national and local advertising fees totaling three percent of gross sales. In addition, Hopstop's sublease rent is the greater of $2,350 per week or eight percent of gross sales and the rent under the equipment lease is $825 per week. During 1995 the Madera restaurant experienced lower than expected sales and Hopstop failed to make certain rent and royalty payments totaling $125,565. The Company agreed to allow Hopstop to defer payment of this sum for a period of two years. Mr. Pettise and Hopstop delivered a promissory note to the Company bearing interest at a rate of twelve percent per annum evidencing this obligation. Hopstop is now current in its payments under the Franchisee Fee Note, the franchise agreement, sublease, and equipment lease.

                        COMPANY STOCK PERFORMANCE GRAPH

  The following graph shows a comparison of the cumulative total return to shareholders for the Company, the S&P 500 Composite Index and the Value-Line Restaurant Group from December 31, 1991 through December 31, 1996. The graph assumes an initial investment in stock of $100 and subsequent reinvestment of any dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  DECEMBER 31, 1991 THROUGH DECEMBER 31, 1996

                       [PERFORMANCE GRAPH APPEARS HERE]

Measurement Period                          S&P           Restaurant
(Fiscal Year Covered)        IHOP Corp.     500 Index     Index
---------------------        ----------     ---------     ----------
Measurement Pt-  1991        $100           $100          $100
FYE   1992                   $143.10        $107.79       $126.82
FYE   1993                   $200.00        $118.66       $150.70
FYE   1994                   $187.93        $120.56       $141.37
FYE   1995                   $179.31        $165.78       $200.89
FYE   1996                   $162.93        $203.09       $204.32

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Company's independent public accountants for the 1996 fiscal year were Coopers & Lybrand L.L.P., and the Board of Directors has unanimously selected Coopers & Lybrand L.L.P., as the Company's independent public accountants for the 1997 fiscal year. Coopers & Lybrand L.L.P., has been IHOP's public accountants for each of the last fourteen years. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Unless otherwise indicated, the persons named in the Proxy will vote all proxies in favor of ratifying the selection of Coopers & Lybrand L.L.P., as the Company's independent public accountants. If shareholders do not ratify the reappointment of Coopers & Lybrand L.L.P., the selection of independent public accountants will be reconsidered by the Board of Directors.

                             SHAREHOLDER PROPOSALS

  The Domestic and Foreign Missionary Society of the Protestant Episcopal Church in the United States of America (the "Society"), an IHOP Corp. shareholder, has submitted a proposal for consideration at the meeting of Shareholders. As of November 12, 1996, the Society owned 11,300 shares of IHOP Corp. common stock. The Society's address is Episcopal Church Center, 815 Second Avenue, New York, New York 10017-4594. A representative of the Society is expected to be present at the Meeting and will be given an opportunity to make a statement. The Society's proposal and its statement in support of the proposal are as follows:

                            SMOKE-FREE RESTAURANTS

WHEREAS the EPA says that exposure to environmental tobacco smoke (ETS) causes cancer in nonsmokers exposed to it, and the U.S. Public Health Service, National Academy of Sciences, National Cancer Institute, National Institute for Occupational Safety and Health, World Health Organization, American Medical Association, and American Cancer Society agree:

ETS's annual effect on children includes 150,000 to 300,000 lower respiratory infections and 7,500 to 15,000 hospitalizations resulting therefrom, 400,000 to 1,000,000 attacks of asthma, 8,000 to 26,000 new cases of asthma, respiratory symptoms of irritation, middle ear effusion, and significant reduction in lung functioning for countless others;

Millions of children visit our facilities and are involuntarily exposed to ETS. The Texas Attorney General sued five fast-food restaurant chains, charging them with jeopardizing customers' and employees' health;

For restaurant employees like waiters and bartenders, the risk of getting lung cancer is 50 percent higher than for others (Journal of the AMA; New York Times (7/28/93);

Research also shows that employee and patron smoking costs money in terms of higher health insurance premiums, cleaning costs, fires, and fire insurance;

Failure to provide a safe eating environment may put our Company at risk of being sued by nonsmoking employees, patrons, and/or the parents of children who develop health problems from ETS exposure;

In 1994 McDonald's became smoke-free in all of its company-owned facilities, joining other chains like Arby's and Taco Bell;

In 1995 a federal study confirmed earlier findings that banning smoking in restaurants does not hurt business and might even improve it;

A 1996 Cornell study in Restaurant Management showed that legislation mandating smoke-free restaurants attracts more business and money than it drives away;

THEREFORE LET IT BE RESOLVED that shareholders request the Board of Directors adopt a policy making all of our restaurants smoke-free by January 1, 1998. We request the policy include stipulations that, beginning in 1998, all new franchisees' facilities be smoke-free and all renewals of franchise agreements include such stipulations.

                             SUPPORTING STATEMENT

  Our company does not have a smoke-free policy covering all of its facilities and franchisees. But data shows that children and workers are likely to be victims of ETS inhaled in those restaurants. John Banzhaf, Executive Director of Action on Smoking and Health, says "this demands immediate action to protect the most vulnerable and helpless nonsmokers: millions of infants, toddlers, and other young children." The Milwaukee Journal editorialized that "some courageous establishments have already done that [banned smoking] while others, fearing the loss of patrons, have hesitated . . . . It's true that many smokers find it difficult to break the link between food, drink, and smoke. Yet the [AMA] study provides all the more reason for proprietors of such places to insist upon the break. It's hardly fair for smokers to endanger the health of workers for the sake of a few puffs."

  If you agree that our company should provide a healthier environment for employees and patrons, please vote YES for this resolution.

                      STATEMENT IN OPPOSITION TO PROPOSAL

  The Company opposes the Society's proposal for several reasons. International House of Pancakes restaurants are located throughout the United States as well as Canada and Japan. In many cases, state and local governmental bodies already regulate whether and, if allowed, where smoking can take place within an eating establishment, and, of course, the affected IHOP restaurants comply with these rules and regulations. In other localities though there are no regulations restricting smoking. Our restaurants compete for business with many other national and regional chain restaurants, quick service restaurants and other businesses specializing in the preparation of meals for take-out and consumption at home. Management believes that the unilateral adoption of a smoke-free policy for all IHOP restaurants, regardless of the local regulatory environment, would place our restaurants at a distinct disadvantage as against our competitors. Experience has shown that the imposition of no-smoking policies by local authorities in some of our restaurants has resulted in significant declines in sales, especially in situations in which one restaurant is located in an area in which smoking is prohibited and competing restaurants are located nearby but outside of the regulated areas. In those instances, Management believes that parties which include smoking customers often elect to eat at other restaurants which allow smoking. So long as other competing restaurants are not made to be smoke-free, it would be unfair and unwise to require IHOP restaurants to adopt a smoke-free policy.

  Most IHOP restaurants are franchised to individuals who own just one or two restaurants. They pride themselves on keeping in touch with the needs and desires of their customers. Many have made provision for no-smoking and smoking areas within their restaurants, even where state or local law does not mandate it. It is their goal to provide the best possible dining experience to each and every customer, whether they smoke or not. Even small declines in sales can have a major impact on a restaurant's viability, particularly where the owner has limited resources to cushion him or her from the effects. We believe that the proposed policy, if put into effect, would have significant deleterious effects on sales and profits at a great number of our Company-operated and franchised restaurants.

  Accordingly, we urge you to vote NO. Unless otherwise indicated, the persons named in the Proxy will vote all proxies against the proposal.

  No other proposals of shareholders were received by the Company for presentation at the 1997 Annual Meeting of Shareholders. The Board of Directors will make provision for presentation of proposals of shareholders at the 1998 Annual Meeting of Shareholders provided such proposals are submitted by eligible shareholders who have complied with the relevant regulations of the Securities and Exchange Commission. In order for any such proposals to be included in the Proxy materials for consideration at the 1998 Annual Meeting of Shareholders, the proposal should be mailed to Mark D. Weisberger, Secretary, IHOP Corp., 525 North Brand Boulevard, Glendale, California 91203, and must be received no later than December 10, 1997.

         COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 and the Securities and Exchange Commission's regulations thereunder require the Company's officers and directors, and persons who own more than 10% of the outstanding Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the NASDAQ Stock Market and to furnish the Company with copies of all such forms they file.

  Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons, the Company believes that, during the period from January 1, 1996, through December 31, 1996, all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with.

                                OTHER BUSINESS

  The management of the Company is not aware of any other matters to be brought before the Meeting. However, if any other matters are properly brought before the Meeting, the persons named in the enclosed form of Proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

  UPON THE WRITTEN REQUEST OF ANY RECORDHOLDER OR BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING, THE COMPANY, WITHOUT CHARGE, WILL PROVIDE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, THAT WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE MAILED TO FREDERICK G. SILNY, CHIEF FINANCIAL OFFICER, IHOP CORP., 525 NORTH BRAND BOULEVARD, GLENDALE, CALIFORNIA 91203.

                                           By Order of the Board of Directors,

                                                   Mark D. Weisberger
                                                        Secretary

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED, PRE-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                               ----------------

              THE DATE OF THIS PROXY STATEMENT IS APRIL 9, 1997.

                               ----------------

                                  IHOP CORP.

            525 NORTH BRAND BOULEVARD . GLENDALE, CALIFORNIA 91203

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P
R
O
X
Y

     The undersigned hereby appoints Michael S. Gordon, Larry Alan Kay and Dennis M. Leifheit as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of IHOP Corp. held of record by the undersigned at the close of business on March 27, 1997, at the Annual Meeting of Shareholders to be held on May 13, 1997, or any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

     IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSAL 3.

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENTS/ADDRESS CHANGE ON REVERSE SIDE


                                  (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)


                           . FOLD AND DETACH HERE .

                                                             Please mark
                                                             your votes as   [X]
                                                             indicated in
                                                             this example
1.  ELECTION OF DIRECTORS

                 FOR all nominees                WITHHOLD
                 listed (except as           AUTHORITY to vote
              marked to the contrary)     for all nominees listed
                      [ ]                          [ ]

    Nominees:  H. Frederick Christie, Richard K. Herzer, Patrick W. Rose

    INSTRUCTION:  To withhold authority to vote for any individual nominee,
                  (indicate that nominee's name below):

    ---------------------------------------------------------------------------

2. PROPOSAL TO APPROVE AND RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. as the independent accountants of the Company.

                        FOR       AGAINST       ABSTAIN
                        [ ]         [ ]           [ ]

3. SHAREHOLDER PROPOSAL REQUESTING THAT THE BOARD OF DIRECTORS ADOPT A POLICY MAKING IHOP RESTAURANTS SMOKE-FREE.

                        FOR       AGAINST       ABSTAIN
                        [ ]         [ ]           [ ]

4. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.


                                I PLAN TO ATTEND MEETING                     [ ]

                                COMMENTS/ADDRESS CHANGE
                                PLEASE MARK THIS BOX IF YOU HAVE WRITTEN     [ ]
                                COMMENTS/ADDRESS CHANGE ON THE REVERSE SIDE.

                                Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

SIGNATURE OR SIGNATURES IF HELD JOINTLY                   DATED          , 1997.
                                        -----------------       ---------
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE

                           . FOLD AND DETACH HERE .

                                  IHOP CORP.

            525 NORTH BRAND BOULEVARD . GLENDALE, CALIFORNIA 91203

P
R
O
X
Y


CONFIDENTIAL INSTRUCTION CARD TO CHASE MANHATTAN BANK, AS TRUSTEE ("TRUSTEE") OF THE INTERNATIONAL HOUSE OF PANCAKES EMPLOYEE STOCK OWNERSHIP PLAN ("ESOP").

     The undersigned hereby instructs and appoints the Trustee to vote, as designated below, all the shares of common stock of IHOP Corp. held of record by the ESOP for the account of the undersigned at the close of business on March 27, 1997, at the Annual Meeting of Shareholders to be held on May 13, 1997, or any adjournment thereof.

     THIS INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.

     IF NO DIRECTION IS MADE, THIS INSTRUCTION CARD WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSAL 3.



COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENTS/ADDRESS CHANGE ON REVERSE SIDE


                                  (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)


                           . FOLD AND DETACH HERE .

                                                             Please mark
                                                             your votes as   [X]
                                                             indicated in
                                                             this example
1.  ELECTION OF DIRECTORS

                 FOR all nominees                WITHHOLD
                 listed (except as           AUTHORITY to vote
              marked to the contrary)     for all nominees listed
                      [ ]                          [ ]

    Nominees:  H. Frederick Christie, Richard K. Herzer, Patrick W. Rose

    INSTRUCTION:  To withhold authority to vote for any individual nominee,
                  (indicate that nominee's name below):

    ---------------------------------------------------------------------------

2. PROPOSAL TO APPROVE AND RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. as the independent accountants of the Company.

                        FOR       AGAINST       ABSTAIN
                        [ ]         [ ]           [ ]

3. SHAREHOLDER PROPOSAL REQUESTING THAT THE BOARD OF DIRECTORS ADOPT A POLICY MAKING IHOP RESTAURANTS SMOKE-FREE.

                        FOR       AGAINST       ABSTAIN
                        [ ]         [ ]           [ ]

4. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.


                                I PLAN TO ATTEND MEETING                     [ ]

                                COMMENTS/ADDRESS CHANGE
                                PLEASE MARK THIS BOX IF YOU HAVE WRITTEN     [ ]
                                COMMENTS/ADDRESS CHANGE ON THE REVERSE SIDE.

                                Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

SIGNATURE OR SIGNATURES IF HELD JOINTLY                   DATED          , 1997.
                                        -----------------       ---------
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE

                           . FOLD AND DETACH HERE .